                                                                   EXHIBIT 99.1

CONTACTS:

Cubist Pharmaceuticals, Inc.                        Noonan/Russo Communications
Thomas Shea                                         Renee Connolly - media
Vice President & CFO                                (212) 696-4455 ext. 227
(617) 576-4155                                      renee@noonanrusso.com
tshea@cubist.com


              CUBIST PHARMACEUTICALS REPORTS FIRST-QUARTER RESULTS

          COMPANY ANNUAL REPORT NOW AVAILABLE ONLINE AT WWW.CUBIST.COM

CAMBRIDGE, MA, MAY 7, 2001 -- Cubist Pharmaceuticals, Inc. (Nasdaq: CBST) today reported the results for the first quarter ended March 31, 2001.

Total revenues for the first quarter ended March 31, 2001 were $2,379,000 as compared to $1,281,000 for the same period in 2000. Total operating expenses for the quarter ended March 31, 2001 were $20,923,000 as compared to $10,609,000 for the same period in 2000. The increase in operating expenses is primarily due to the expenses associated with the expanded development of the Company's investigational antibiotic Cidecin(TM) (daptomycin for injection) and expanded headcount. Net loss for the quarter ended March 31, 2001 was $17,603,000 or ($0.63) per share in 2001as compared to a net loss of $8,867,000, or ($0.38) per share for the same period in 2000.

The Company's cash and investment balance was $135,364,000 on March 31, 2001 and there were 27,949,797 Common shares outstanding.

"This past quarter was an extremely important one in Cubist's corporate history," said Scott M. Rocklage, Ph.D., Chairman and Chief Executive Officer of Cubist. "In mid-March, we announced positive preliminary results from Study 9901, our first completed pivotal Phase III trial for Cidecin, conducted internationally for the treatment of complicated skin and soft tissue infections. Shortly thereafter, we presented detailed data demonstrating that Cidecin had achieved the required endpoint of statistical equivalence to the comparator agents. The safety profile was similar in both arms of the trial as well. We are close to completing the U.S. companion study to this trial, and hope to be able to announce its results along with further findings from Study 9901 later this year."

Dr. Rocklage continued, "We also began implementing our strategic plan to commercialize Cidecin worldwide. We announced a collaboration with Gilead Sciences for the European commercialization of Cidecin and oral daptomycin, following regulatory approval, and announced the hiring of an experienced North American medical science liaison team to focus on medical education programs and Cidecin clinical development. As a result of this progress towards commercialization, combined with our internal expansion, we announced the hiring of a new President and COO, Dinu Sen, to help manage internal operations and assess commercialization opportunities for Cidecin in the rest of the world."

"In addition, we achieved two milestones in our corporate collaborations--one with Novartis in January as a result of the delivery of a second, validated, novel antiinfective target and screening assay, and another more recently with Gilead following the successful completion of Study 9901. Throughout the remainder of 2001," Dr. Rocklage concluded, "we look forward to continued progress in the Cidecin


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clinical program, advancement of our pre-clinical product pipeline and the continued roll-out of our commercialization strategy for Cidecin."

Separately today, Cubist announced that its 2000 Annual Report is now available on its corporate website at www.cubist.com. The Company's Form 10-K statement is available in hard copy and was mailed to all current shareholders on or about April 25, 2001.

Cubist Pharmaceuticals, Inc. is focused on becoming a global leader in the research, development and commercialization of novel antimicrobial drugs to combat serious and life-threatening bacterial and fungal infections. Cubist is evaluating the safety and efficacy of Cidecin(TM) (daptomycin for injection) in the EDGE(TM) (Evaluation of Daptomycin against Gram-positive Entities) clinical trial program and has broadened its pipeline to include multiple pre-clinical drug candidates. The Company is engaged in strategic partnerships with Novartis Pharma AG and Merck & Co for the discovery and development of novel antiinfectives and with Gilead Sciences for the commercialization of daptomycin in Europe. Cubist is headquartered in Cambridge, MA and has operations in Vancouver, BC, Canada and Slough, UK.

CUBIST SAFEHARBOR STATEMENT
---------------------------
STATEMENTS CONTAINED HEREIN THAT ARE NOT HISTORICAL FACT MAY BE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND
SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, THAT ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES. THERE ARE A NUMBER OF IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED OR SUGGESTED IN ANY FORWARD-LOOKING STATEMENTS MADE BY THE COMPANY. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO: (i) THE COMPANY'S ABILITY TO SUCCESSFULLY COMPLETE PRODUCT RESEARCH AND DEVELOPMENT, INCLUDING PRE-CLINICAL AND CLINICAL STUDIES AND COMMERCIALIZATION; (ii) THE COMPANY'S ABILITY TO OBTAIN REQUIRED GOVERNMENTAL APPROVALS; (iii) THE COMPANY'S ABILITY TO ATTRACT AND/OR MAINTAIN MANUFACTURING, SALES, DISTRIBUTION AND MARKETING PARTNERS; AND (iv) THE COMPANY'S ABILITY TO DEVELOP AND COMMERCIALIZE ITS PRODUCTS BEFORE ITS COMPETITORS. ADDITIONAL FACTORS THAT WOULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED OR SUGGESTED IN ANY FORWARD-LOOKING STATEMENTS ARE CONTAINED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THOSE FACTORS DISCUSSED UNDER THE CAPTION "RISK FACTORS" IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED ON APRIL 2, 2001.

                                 (Tables Follow)

                          CUBIST PHARMACEUTICALS, INC.
                            CONDENSED BALANCE SHEETS
                                    UNAUDITED

                                                                    MARCH 31,                      DECEMBER 31,
                                                                      2001                             2000
                                                                -----------------                ----------------
ASSETS

Cash, cash equivalents and investments                              $135,364,465                     $139,782,817
Property and equipment, net                                           39,281,663                       40,142,080
Other assets                                                          15,029,236                       13,444,953
                                                                -----------------                ----------------

Total assets                                                        $189,675,364                     $193,369,850
                                                                =================                ================


LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable                                                      $2,805,709                       $4,541,988
Accrued expenses                                                      11,225,577                        7,424,576
Deferred revenue                                                      14,100,000                        2,500,000
Debt and capital lease obligations                                    45,298,140                       45,883,522
                                                                -----------------                ----------------
Total liabilities                                                     73,429,426                       60,350,086
                                                                -----------------                ----------------

Total stockholders' equity                                           116,245,938                      133,019,764
                                                                -----------------                ----------------

Total liabilities and stockholders' equity                          $189,675,364                     $193,369,850
                                                                =================                ================

                          CUBIST PHARMACEUTICALS, INC.
                       CONDENSED STATEMENTS OF OPERATIONS
                                    UNAUDITED

                                                                            THREE MONTHS ENDED
                                                                                MARCH 31,
                                                            ------------------------------------------------
                                                                     2001                       2000
                                                                     ----                       ----

Sponsored research revenues                                     $ 2,379,365                $ 1,280,703

Operating expenses:
   Research and development                                      16,413,576                  8,820,012
   General and administrative                                     4,509,746                  1,788,787
                                                            ----------------------     ----------------------
     Total operating expenses                                    20,923,322                 10,608,799

Interest income                                                   2,378,840                    919,396
Interest expense                                                 (1,103,062)                  (458,535)
Other income (expense)                                             (334,474)                        --
                                                            ----------------------     ----------------------

Net loss                                                       $(17,602,653)               $(8,867,235)
                                                            ======================     ======================

Basic and diluted net loss per common share                        ($ 0.63)                   ($ 0.38)
                                                            ======================     ======================
Weighted average number of common shares for basic
   and diluted net loss per common share
                                                                 27,915,084                 23,192,856
                                                            ======================     ======================



       For additional information, visit the Company's Internet website at
                     www.cubist.com or www.noonanrusso.com.



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